UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 26, 2012
Date of Report (Date of earliest event reported)

TAGLIKEME CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-25455	201777817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Third Floor, 7-8 Conduit Street, Mayfair, London, UK	W1S 2XF
(Address of principal executive offices)	(Zip Code)

44 207 290 6919
Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective September 26, 2012, the Board of Directors (the "Board") of TagLikeMe Corp., a Nevada corporation (the "Company") appointed Peter Karsten as the Chief Financial Officer and Secretary and Treasurer of the Company.

Mr. Elliot-Square remains as our President/Chief Executive Officer/Principal Executive Officer, and sole Director at the date of this report.

Biography

Peter Karsten has an exemplary 25 year record for developing technology with Fortune 500 global companies, including leading divisions in the telecom, banking, mobile, online gaming and social media sectors. His positions have ranged from Vice President in Citibank’s Mobile Banking division (1998) where he was involved in the launch of mobile banking services and processes to standardise mobile payments to Executive Chairman (2008-2009) and CEO (2001-2008) with Cecure Gaming, an online gaming venture he founded in 2001.  Mr. Karsten created, operated, and funded the company working closely on sales, strategic marketing, and licensing initiatives.

Most recently, Mr. Karsten was the Senior Vice President of Starlounge (2011 to current), a Turner Broadcasting portfolio company based in London and Stockholm. Under his guidance Starlounge leveraged relationships with MSN, Terra, and Turner Broadcasting / CNN to create new sales channels with Terra Brazil, Nokia, Samsung TV and RBC in Russia.

Over his career, Mr. Karsten has been directly responsible for developing technology divisions and integrating them within large partner environments. These include direct development with Sony Ericsson for Software-as-a-Service, co-marketing agreements with Vodafone, O2, Orange and T-Mobile, as well as licensing to Nokia and Philips. He has also managed and grown sales divisions, initiated joint ventures with large partners and raised funds though financial institutions and venture partners.

Peter Karsten received his Masters Science degree in Applied Physics from the Royal Institute of Technology, Sweden.

Letter of Contracted Services - Chief Financial Officer

On September 15, 2012, the Company and Peter Karsten entered into a letter of contracted services (the "Letter of Contract"), which provides terms for reference for employment with the Company. In accordance with the terms and provisions of the Letter of Contract, Peter Karsten shall provide services to the Company including, but not limited to, the following: (i) fund raising; (ii) review of regulatory and financial reporting functions; (iii) create business plan; and (iv) creating marketing and platform monetization plans and overseeing software and programming development teams. In accordance with further terms and provisions of the Letter of Contract, no salary shall be paid until the earlier of: (i) the trial period of three months has expired or until $1,000,000 is raised to fund corporate operations. In the event $10,000,000 is raised, 10% of amounts raised shall be paid to Peter Karsten and a monthly salary of $15,000 will commence so long as the bank account of the Company exceeds $1,000,000. Lastly, 4,000,000 stock options shall be granted to Peter Karsten at a market price per share on the effective date of the Company's proxy statement to increase the authorized shares of the Company. The stock options shall vest semi-annually over a three year period unless earlier vesting provisions occur (1,000,000 options vest for each $5,000,000 in funding raised by the Company).

The Letter of Contract provides that during the three month trial period, either party can terminate the Letter of Contract upon a one week notice.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information .

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1	Letter of Contracted Services

99.1	News release of TagLikeMe Corp. dated September 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TagLikeMe Corp.

DATE: September 28, 2012	By:	/s/ Richard Elliot-Square
Richard Elliot-Square
President/Chief Executive Officer